UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 31, 2007

LECG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 POWELL STREET, SUITE 600 EMERYVILLE, CALIFORNIA		94608
(Address of principal executive offices)		(Zip Code)

(510) 985-6700
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Effective January 31, 2007, LECG, LLC (“LLC”), a subsidiary of LECG Corporation, terminated its joint venture relationship with LECG Korea, LLC (“LECG Korea”). Pursuant to the terms of the Joint Venture Termination Agreement, the parties agreed to terminate the Joint Venture Agreement dated as of July 19, 2003, as amended, and extinguish all rights and obligations in connection therewith. In connection with the termination of the Joint Venture Agreement, LLC sold its 37.5% ownership share (42,099 units) to LECG Korea and will receive 336,000,000 South Korean Won, or approximately US$358,661, in two equal payments, scheduled for March 1, 2007 and June 1, 2007. Following the termination of the joint venture relationship, LECG Korea will cease doing business under the name “LECG Korea, LLC.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION

By:	/s/ John C. Burke
John C. Burke
Chief Financial Officer

Date: February 6, 2007